UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2019, Sandy Spring Bancorp, Inc. (the “Company”) completed its previously announced public offering of $175,000,000 aggregate principal amount of its 4.25% Fixed-to-Floating Rate Subordinated Notes due November 15, 2029 (the “Notes”). The Notes will initially be treated as Tier 2 capital or the equivalent for bank regulatory purposes. The offering of the Notes was consummated pursuant to the Company’s registration statement on Form S-3 (File No. 333-222910) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2018, as supplemented by the prospectus supplement, dated October 29, 2019 (the “Prospectus Supplement”), filed with the SEC on October 30, 2019.

The Notes were issued pursuant to the Subordinated Indenture, dated as of November 5, 2019 (the “Base Subordinated Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 5, 2019 (the “Supplemental Indenture” and, together with the Base Subordinated Indenture, the “Indenture”), between the Company and the Trustee.

From, and including the date of issuance to, but excluding November 15, 2024, the Notes will bear interest at an initial fixed rate of 4.25% per annum, payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2020. Thereafter, from November 15, 2024 through the maturity date, November 15, 2029, or earlier redemption date, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR, plus 262 basis points (2.62%) for each quarterly interest period (subject to certain provisions set forth under “Description of the Notes—Interest Rates and Interest Payment Dates” included in the Prospectus Supplement), payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

The Notes are subordinated unsecured obligations of the Company and rank equally with all of the Company’s existing and future subordinated indebtedness. The Notes are subordinated in right of payment to all of the Company’s existing and future “Senior Indebtedness” (as defined in the Indenture), and effectively subordinated to all of the Company’s existing and future secured indebtedness. The Notes are not obligations of, and are not, and will not be, guaranteed by, any of the Company’s subsidiaries, including Sandy Spring Bank.

The Notes are not subject to repayment at the option of the holders, but may be redeemed by the Company beginning with the interest payment date of November 15, 2024, but not prior thereto, except upon the occurrence of certain events specified under the Indenture and described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in the Prospectus Supplement. The Notes will not have the benefit of any sinking fund.

The foregoing descriptions of the Indenture and the Notes are each qualified in their entirety by reference to the full text of the Indenture and the Notes, respectively, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Kilpatrick Townsend & Stockton LLP, counsel to the Company, relating to the validity of the Notes is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Subordinated Indenture, dated as of November 5, 2019, between Sandy Spring Bancorp, Inc. and Wilmington Trust, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of November 5, 2019, between Sandy Spring Bancorp, Inc. and Wilmington Trust, National Association, as Trustee

4.3	Form of 4.25% Fixed-to-Floating Rate Subordinated Note Due 2029 (included as Exhibit A in Exhibit 4.2 hereto)

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: November 5, 2019	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow
Executive Vice President, General Counsel and Secretary

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